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                                                                    EXHIBIT 10.2


                              EMPLOYMENT AGREEMENT


        AGREEMENT between Tracor, Inc., a Delaware corporation (the "Corporation" or "Employer"), and __________________ (the "Executive" or "Employee"), dated this 22nd day of November, 1996.


                             W I T N E S S E T H :


WHEREAS,        Employee is currently employed by this Corporation;  and

WHEREAS, the Corporation wishes to continue to attract and retain well-qualified executive key personnel who are an integral part of the management of the Corporation, such as the Executive, and to assure both itself of continuity of management and the Executive of continued employment;

NOW, THEREFORE, it is hereby agreed as follows:

1.      DEFINITIONS.

        (a) "DISABILITY" means Employee's inability, because of his/her injury, illness, or other incapacity (physical or mental), to perform the services for Employer contemplated hereby for 120 days out of any period of 150 days. Such disability shall be deemed to have occurred on the 150th day of a given period.

        (b) "TERMINATION DATE" means the date of receipt of a Notice of Termination or any later date specified therein, as the case may be.

        (c) "AFFILIATED COMPANIES" means any company controlling, controlled by, or under common control with the Corporation.

2. EMPLOYMENT PERIOD. The Corporation hereby agrees to continue the Executive in its employ, and the Executive hereby agrees to remain in the employ of the Corporation, for the period commencing on the date hereof and ending on the earlier to occur of (i) December 31, 1999, or
        (ii) the first day of January following the year in which the Executive reaches age 65. This Agreement shall automatically renew for additional





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        three-year periods effective December 31 of each year, beginning
        December 31, 1997, unless otherwise determined by the Board of Directors, such determination to be evidenced by the transmittal of written notice to the Executive of the decision of the Board of Directors to not allow automatic renewal as herein provided which must notice be received by the Executive no later than 60 days prior to such date. In no event, however, shall this Agreement, as so renewed, extend beyond the year in which the Executive attains age 65 (the "Employment Period").

3.       POSITION AND DUTIES.

        (a) During the Employment Period, the Executive's duties and responsibilities (outlined in Exhibit A to this Agreement), shall be commensurate in all material respects with those held, exercised, and assigned at any time during the 90-day period immediately preceding the date hereof excluding, however, any changes in the number of personnel reporting thereto or any other changes in Executive's organization which are reasonably mandated, in each case, by then current business conditions.

                Such duties and responsibilities shall be regarded as not commensurate unless (x) Section 11.(c) of this Agreement shall have been complied with and (y) the Executive's duties and responsibilities with any successor to the Corporation are at least commensurate in all material respects with those held by the Executive with the Corporation at any time during the 90-day period immediately preceding the date hereof, as contemplated in the immediately preceding paragraph of this
                Section 3.(a).

        (b) Excluding periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote essentially all his/her business attention and time during normal business hours to the business and affairs of the Corporation and, to the extent necessary to discharge the responsibilities assigned to the Executive hereunder, to use Employee's best efforts to perform faithfully and efficiently such responsibilities.

4.      COMPENSATION.

        (a) BASE SALARY. As of the date hereof, the Executive is receiving, and shall receive a base salary equal to $__________________ per annum. During the Employment Period, the base salary shall be reviewed at least annually and shall be increased at any time, and from time to time (but may not be decreased), as shall be merited by the Executive's performance hereunder ("Base Salary"). The





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                Base Salary shall not be reduced after any such increase.  Any increase in the Base Salary shall not serve to limit or reduce any other obligation to the Executive under this Agreement.

        (b) INCENTIVE COMPENSATION. Provided that Executive shall not then be in default hereunder, the Executive shall participate, in each calendar year during the Employment Period, in the then current incentive plan or program of the Corporation.

        (c) WELFARE BENEFIT PLANS. During the Employment Period, the Executive and/or the Executive's family, as the case may be, shall be eligible for participation in and shall receive all benefits under each applicable welfare benefit plan of the Corporation including, without limitation, all medical, dental, disability, group life, accidental death, and travel accident insurance plans and programs of the Corporation and its affiliated companies.

        (d) EXPENSES. During the Employment Period, the Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in accordance with the policies and procedures of the Corporation, as in effect at any time during the 90-day period immediately preceding the date hereof or, if more favorable to the Executive, as in effect at any time hereafter with respect to other key executives. Employee will furnish Employer with evidence of having incurred all such expenses.

        (e) VACATION. During the Employment Period, the Executive shall be entitled to paid vacation in accordance with the policies of the Corporation as in effect at any time during the 90-day period immediately preceding the date hereof or, if more favorable to the Executive, as in effect at any time thereafter with respect to other key executives.

5.      TERMINATION.

        (a) DEATH OR DISABILITY. This Agreement shall terminate automatically upon the Executive's death. The Corporation may terminate this Agreement after having established the Executive's Disability by giving the Executive written notice of its intention to terminate the Executive's employment. In such a case, the Executive's employment with the Corporation shall terminate effective on the 30th day after receipt of such notice (the "Disability Effective Date") provided that, within 30 days after such receipt, the Executive shall have failed to return to full-time performance of the Executive's duties.





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        (b)     CAUSE.  The Corporation may terminate the Executive's
                employment for cause. For purposes of this Agreement, "cause" means (i) an act or acts of dishonesty or gross negligence taken by the Executive in connection with the performance of Executive's duties hereunder, or (ii) material violations by the Executive of the Executive's obligations under Section 3. of this Agreement, which violations have not either been remedied within five days after receipt of notice in regard thereto or, if not capable of being remedied in such period, substantial efforts towards such end have not, in the reasonable opinion of Employer, begun within such period.

        (c) FAILURE TO PERFORM SATISFACTORILY. The Executive's employment may be terminated by the Corporation in the event that the Board determines, in its sole discretion, that the Executive has unreasonably and repeatedly failed to satisfactorily perform his/her duties (as specified in Exhibit A to this Agreement) to the detriment of the Corporation. Such failure shall be defined in detail in a preliminary notice to the executive by the Corporation, and the preliminary notice will give the Executive 30 days in which to demonstrate improved performance in the area(s) identified as deficient. A review of the Executive's performance will occur at the end of 30 days and the Executive shall receive a written evaluation of noted improvements or continued deficiencies. After the 30-day review, the Executive will have an additional 30 days in which to improve his/her performance in the identified deficient areas. If at the completion of such additional 30 days the Corporation determines that the Executive's performance has not improved to the level required hereby, the Executive may, at the option of the company, be terminated.

        (d) GOOD REASON. The Executive's employment may be terminated by the Executive anytime during the Employment Period for good reason. For purposes of this Agreement, "good reason" means:

                (i)      (A.     the assignment to the Executive of any duties
                                 inconsistent in any material respect with the Executive's duties or responsibilities as contemplated by Section 3. of this Agreement;
                                 or

                         (B. any other action by the Corporation which results in a material diminishment in such duties or responsibilities, other than an inadvertent action which is remedied by the Corporation promptly after receipt of notice thereof given by the Executive, provided that the Company shall not be deemed to have breached this Section due to any reductions of the number of personnel reporting to Executive, nor due to any other changes in





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                                 Executive's organization, in each case
                                 reasonably mandated by then current business conditions;

                (ii) any failure by the Corporation to comply with any of the provisions of this Agreement, other than an insubstantial and inadvertent failure which is remedied by such entity promptly after receipt of notice thereof given by the Executive;

                (iii) any purported termination of the Executive's employment other than as permitted by this Agreement, it being understood that any such purported termination shall not be effective for any purpose of this Agreement; or

                (iv) any failure by the Corporation or a Successor to comply with and satisfy Section 11.(c) of this Agreement.

        (e) NOTICE OF TERMINATION. Any termination by the Corporation for cause or by the Executive for good reason or by the Corporation for failure to perform satisfactorily shall be communicated by Notice of Termination to the other party in writing. For purposes of this Agreement, a "Notice of Termination" is a written notice which (i) indicates the specific termination provision of this Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for such termination, and (iii) specifies the Termination Date (which date shall be not less than 15 days after the giving of such notice).

6.      OBLIGATIONS OF THE CORPORATION UPON TERMINATION.

        (a) DEATH. If the Executive's employment is terminated by reason of the Executive's death, this Agreement shall terminate without further obligations to the Executive's legal representatives under this Agreement other than those obligations accrued hereunder at the date of the Executive's death. Anything in this Agreement to the contrary notwithstanding, the Executive's family shall be entitled to receive benefits at least equal to those provided by the Corporation to surviving families of executives of the Corporation under such plans, programs, and policies relating to family death benefits, if any, as in effect at any time during the 90-day period immediately preceding the date hereof or, if more favorable to the Executive and/or the Executive's family, as in effect at any time thereafter with respect to other key executives and their families.

        (b) DISABILITY. If the Executive's employment is terminated by reason of the Executive's Disability, the Executive shall be entitled after the Disability





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                Effective Date to receive disability and other benefits at least equal to those provided by the Corporation to disabled employees and/or their families in accordance with such plans, programs, and policies relating to disability, if any, as in effect during the 90-day period immediately preceding the date hereof or, if more favorable to the Executive and/or the Executive's family, as in effect at any time thereafter with respect to other key executives and their families.

        (c) UNSATISFACTORY PERFORMANCE OR FOR CAUSE. If the Executive's employment shall be terminated for unsatisfactory performance or for cause, the Corporation shall pay the executive his/her Base Salary through the Date of Termination at the rate in effect at the time Notice of Termination is given, and shall also reimburse Executive for any amounts due and owing thereto pursuant to Section 4.(d) above, plus any accrued and unpaid vacation days, at the rate in effect on the Date of Termination, and thereafter shall have no further obligations to the Executive under this Agreement.

        (d) GOOD REASON; OTHER THAN FOR CAUSE OR DISABILITY. If, during the Employment Period, the Corporation shall terminate the Executive's employment for other than cause or disability, or the employment of the Executive shall be Terminated by the Executive for good reason,

                (i) the Corporation shall pay to the Executive, in a lump sum in cash within 30 days after the Date of Termination Date, the following amounts:

                         (A. if not theretofore paid, the Executive's Base Salary through the Date of Termination, and any accrued and unpaid vacation days, at the rate in effect on the Date of Termination or, if higher, at the highest rate in effect at any time preceding the Termination Date; and

                         (B. the Executive's pro rata portion of any Bonus (as defined below) payable to him/her for the fiscal year in which such termination occurs; and

                (ii) the Corporation shall pay to the Executive an amount equal to the Base Salary of the executive in effect at the time Notice of Termination was given or, if higher, at the highest rate in effect at any time within the 90-day period preceding the Effective Date, plus an amount equal to any Bonus payable to him/her, such amount being payable to the Executive in 12 equal installments, beginning on the first day of the month following such Termination; and





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                (iii)    in respect of any then outstanding awards to the
                         Executive under the Stock Plan for Employees of Tracor, Inc. and Subsidiaries (the "Plan") or any successor or supplement thereto, to the extent permitted by law (any contrary provisions of the plan or any then outstanding options, rights, or grants thereunder notwithstanding), effective upon the date of the Notice of Termination, all stock options or rights of Executive shall become immediately exercisable in full, and for 90 days thereafter; and all restrictions shall lapse or terminate with respect to restricted shares or units and the employee shall be deemed vested therein; and

                (iv) the Corporation shall, promptly upon submission by the Executive of supporting documentation, pay or reimburse to the Executive any costs and expenses (including moving and relocation expenses) paid or incurred by the Executive which would have been payable under Section 4.(d) if the Executive's employment had not terminated.

        If such termination should occur prior to December 1 of any year, the amount of bonus payable pursuant to the provisions of subsections
        (d)(i)B. and (d)(ii) shall be calculated based upon the average bonus actually earned by the executive during the two calendar years immediately preceding the year of Executive's Termination or, if such termination should occur thereafter, such bonus shall be based upon the average bonus actually earned by the Executive for the year in which such Termination occurs, and the bonus earned in the immediately preceding year ("Bonus").

        Any provisions in such Sections to the contrary notwithstanding, the monthly payments provided for in Section 6.(d)(ii) shall cease on January 1 of the year following the year in which the Executive attains age 65, or on the date of his/her death, whichever first occurs.

7. NON-EXCLUSIVITY OF RIGHTS. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any benefit, bonus, incentive, or other plan or program provided by the Corporation or any of its affiliated companies and for which the Executive may qualify nor, except to the extent specifically provided herein, shall anything herein limit or otherwise affect such rights as the Executive may have under any stock option or other agreements with the Corporation or any of its affiliated companies. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan or program of the Corporation or any of its affiliated companies at or subsequent to the Date of Termination shall be payable in accordance with such plan or program.





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8.      FULL SETTLEMENT.  The Corporation's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any circumstances including, without limitation, any unliquidated set off, counterclaim, or recoupment, or any defense or other right which the Corporation may have against Executive or others. The payment by the Corporation of the amount set forth in Section 6. above shall constitute payment in full of all of Corporation's liabilities to Executive resulting from the Termination of Executive's employment with the Corporation. In no event shall the Executive be obligated to seek other employment by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement.

9. NON-COMPETITION. During the Employment Period and for a period of six months thereafter, Employee agrees not to, directly or indirectly, engage in any business, whether as an owner, officer, agent, contractor, or employee, which would unfairly benefit from the confidential information or trade secrets which Employee learned during the course of his/her employment with Employer (which Employee acknowledges are the sole property of Employer), and Employee agrees not to use or disclose such information or trade secrets to third parties except as contemplated hereby. Employee also agrees that he/she will not now or in the future disrupt, damage, interfere with, or otherwise impair Employer's business whether by way of interfering with or raiding its employees, or disrupting its relationship with customers, agents, representatives, or vendors.

10. CONFIDENTIALITY. Employer and Employee agree not to divulge the terms of this Agreement to anyone except that (i) Employer may divulge the terms of this Agreement to officers and personnel of Employer, may disclose the existence and contents of this Agreement, to the extent required by state and federal law, including, but not limited to, the federal securities laws, and may disclose the existence and contents of this Agreement to Employer's parent corporations, government auditors, or contractors of Employer who have a need to know in order to perform their duties or obtain appropriate approvals, and (ii) Employee may divulge the terms of this Agreement to his/her attorney or his/her immediate family (spouse, children, brothers, sisters, parents). To the extent that Employer or Employee is permitted to disclose the terms of this Agreement, they will each advise anyone to whom disclosure is permitted that such persons must not divulge the terms of this Agreement to any other person or persons.

11.     SUCCESSORS.

        (a) This Agreement is personal to the Executive and without the prior written consent of the Corporation, shall not be assignable by the Executive. This Agreement shall inure to the benefit of and be enforceable by the Executive's





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                legal representatives.

        (b) This Agreement shall inure to the benefit of and be binding upon the Corporation and its successors.

        (c) In the event of the assignment or transfer by the Corporation of substantially all of its business and assets to another corporation, the Corporation shall cause such other corporation, by an agreement in form and substance satisfactory to the Executive, to expressly assume and agree to perform this Agreement in the same manner and to the same extent as the Corporation would be required to perform if no such assignment or transfer had taken place.

12.     MISCELLANEOUS.

        (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without reference to principles of conflict of laws.

        (b) The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.

        (c) This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

        (d) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or sent by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                If to Corporation:                         If to Executive:
                    Legal Department
                    Tracor, Inc.                            -------------------
                    6500 Tracor Lane                        -------------------
                         Austin, Texas 78725                -------------------

                or to such other address as such party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

        (e) The invalidity or enforceability or any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.





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        (f)     The Corporation may withhold from any amounts payable under this Agreement such federal, state, or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

        (g) This Agreement contains the entire understanding of the Corporation and the Executive with respect to the subject matter hereof, and supersedes any prior or contemporaneous agreements between the parties regarding Executive's employment with the Corporation.

        IN WITNESS WHEREOF, the Executive has hereunder set his/her hand and, pursuant to authorization from its Board of Directors, the Corporation has caused these presents to be executed in its name on its behalf, all as of the date and year first above written.

EXECUTIVE                                           TRACOR, INC.

                                                By:
-----------------------------                       ----------------------------
                                                    James B. Skaggs, President